SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 9, 2002

CYGNUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18962	94-2978092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Penobscot Drive, Redwood City, California	94063-4719
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    (650) 369-4300

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

                On July 9, 2002, Cygnus, Inc. issued a press release, the text of which is attached hereto as Exhibit 99.1, announcing that Sankyo Pharma Inc. will make additional milestone payments of $15 million to Cygnus, Inc. bringing total milestone payments to $25 million, as part of a revised sales, marketing and distribution agreement for the GlucoWatch® biographer in the United States.  Under the new agreement, Sankyo will provide significant resources in support of the marketing, managed care and government contracting, distribution and promotion of the GlucoWatch Biographer product line in the United States.  Sankyo will receive an increased percentage of net sales as a result of the additional responsibilities it has assumed.

Item 7.    Financial Statements and Exhibits.

                (c)           Exhibits.

Exhibit Number

99.1	Press Release by Cygnus, Inc. dated July 9, 2002 referred to in Item 5 above.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.

Date: July 10, 2002	By:	/s/ Barbara G. McClung
Barbara G. McClung
Senior Vice President
and General Counsel